UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2026

CYABRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-43214	99-4210757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13 Gershon Shatz Tel Aviv Israel	6997543
(Address of registrant’s principal executive office)	(Zip code)

+972-54-768-8642

(Registrant’s telephone number, including area code)

Trailblazer Holdings, Inc.

510 Madison Avenue, Suite 1401

New York, NY 10022

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CYAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introductory Note

As previously disclosed, in connection with the business combination contemplated by the Merger Agreement, dated as of July 22, 2024 (as amended on November 11, 2024 and November 6, 2025, the “Merger Agreement”), by and among Trailblazer Merger Corporation I (“Trailblazer”), Trailblazer Merger Sub, Ltd. (“Merger Sub”), Trailblazer Holdings, Inc. (“Holdings” and following the completion of the Business Combination (as defined below) and the transactions contemplated by the Merger Agreement, the “Company”), and Cyabra Strategy Ltd. (“Cyabra”), on March 26, 2026 (the “Closing”), Trailblazer merged with and into Holdings with Holdings as the surviving corporation (the “Parent Merger”) and, on March 27, 2026, Merger Sub merged with and into Cyabra, with Cyabra as the surviving entity (the “Acquisition Merger” and collectively with the Parent Merger and all other transactions contemplated by the Merger Agreement, the “Business Combination”). Upon consummation of the Business Combination, Holdings was renamed Cyabra, Inc. and the common stock, par value $0.0001 per share (“Common Stock”), of the Company began trading on The Nasdaq Global Market (“Nasdaq”) under the symbol “CYAB.” Upon completion of the Business Combination, the Company became the parent company of Cyabra and Cyabra became a wholly owned subsidiary of the Company.

On February 18, 2026, Trailblazer held a special meeting of its stockholders (the “Special Meeting”) in connection with the Business Combination. At the Special Meeting, the Trailblazer stockholders voted to approve the Business Combination with Cyabra and the other related proposals.

At the effective time of the Parent Merger, (i) each then issued and outstanding share of Trailblazer Class A Common Stock, par value $0.0001 per share (the “Trailblazer Class A Common Stock”), converted automatically into one share of Common Stock, and (ii) each then issued and outstanding right to acquire one tenth of one share of Trailblazer Class A Common Stock converted automatically into one tenth of one share of Common Stock. The one share of Trailblazer Class B Common Stock, par value $0.0001 per share (together with the Trailblazer Class A Common Stock, the “Trailblazer Common Stock”), issued and outstanding was automatically canceled at the time of the Parent Merger.

At the effective time of the Acquisition Merger (the “Effective Time”), (i) each Cyabra ordinary share, NIS 0.01 par value per share (the “Cyabra Ordinary Shares”), issued and outstanding immediately prior to the Effective Time, converted into a number of shares of Common Stock equal to the quotient obtained by dividing $106,000,000, the aggregate merger consideration, by the outstanding Cyabra Ordinary Shares, on a fully diluted basis (the “Conversion Ratio”), (ii) each Cyabra preferred share issued and outstanding immediately prior to the Effective Time (other than the Series B Preferred Shares of Cyabra (the “Cyabra Series B Shares”) issued to the holders upon conversion of the 2024 Convertible Notes (as defined below)) converted into the right to receive a number of shares of Common Stock equal to (A) the Conversion Ratio multiplied by (B) the number of Cyabra Ordinary Shares issuable upon conversion of such Cyabra preferred shares as of immediately prior to the Effective Time, (iii) each option (whether vested or unvested) to purchase Cyabra Ordinary Shares or Cyabra preferred shares granted, and that remained outstanding under the Cyabra Strategy Ltd. 2020 Share Option Plan (the “2020 Plan”) was exchanged for an equivalent award under the Cyabra, Inc. 2026 Omnibus Equity Incentive Plan (the “2026 Plan”), as set forth in the Merger Agreement, (iv) each Cyabra convertible note was (A) treated in accordance with the terms of the relevant agreements governing such Cyabra convertible notes and (B) converted into Cyabra preferred shares or Cyabra Ordinary Shares, as applicable, and (v) each Cyabra warrant was treated in accordance with the terms of the relevant agreements governing such Cyabra warrants, provided that any Cyabra warrants not so converted were assumed by Holdings. Contemporaneously with the execution of, and as a condition and an inducement to Trailblazer and Cyabra, entering into the Merger Agreement, Alpha Capital Anstalt, a Liechtenstein Anstalt (“Alpha”), an affiliate of Trailblazer Sponsor Group, LLC, a Delaware limited liability corporation (the “Sponsor”), provided Cyabra with a loan in an aggregate amount of $3.4 million in the form of convertible promissory notes (collectively, the “2024 Convertible Notes”). Cyabra subsequently raised an additional $2.6 million (for a total of $6.0 million) from additional purchasers pursuant to the terms of the 2024 Convertible Notes. On February 28, 2025, Alpha provided Cyabra with a loan in an aggregate amount of $1.0 million in the form of a promissory note (the “2025 Note”). On December 11, 2025, the 2025 Note was amended such that the terms of the 2024 Convertible Notes applied to the 2025 Note. Immediately prior to the Closing, the 2024 Convertible Notes (including the 2025 Note) converted into Cyabra Series B Shares. Each holder of Cyabra Series B Shares received in consideration for the transfer of all of its Cyabra Series B Shares to Holdings pursuant to the Merger Agreement (the “Preferred B Merger Consideration”), at such holder’s option, either (1) shares of Common Stock or (2) a number of shares of Series A Convertible Preferred Stock of Holdings, par value $0.0001 per share (“Holdings Series A Preferred Stock”), equal to the quotient obtained by dividing (x) the amount obtained by multiplying (i) such holder’s Cyabra Series B Shares and (ii) the original issue price of such Cyabra Series B Shares by (y) 1,000. Pursuant to the Merger Agreement, the holders of Cyabra Series B Shares received 1,356,459 shares of Common Stock and 3,061 shares of Holdings Series A Preferred Stock. Each share of Holdings Series A Preferred Stock issued as Preferred B Merger Consideration (i) has a conversion price equal to the product of the conversion price of the Cyabra Series B Shares multiplied by 1 divided by the Conversion Ratio, or $3.5357, and (ii) has a stated value of $1,000. For a description of the terms of the Holdings Series A Preferred Stock, see Item 3.03 of this Current Report.

Pursuant to the Merger Agreement, upon the Closing, Dan Brahmy, Yossef Daar and Ido Shraga (the “Key Employees”) were granted an aggregate of 400,000 fully vested restricted stock units (“RSUs”) pursuant to the 2026 Plan. Mr. Daar’s and Mr. Shraga’s grants will be effective 30 days after the 2026 Israeli Sub-Plan to the 2026 Plan is filed with the Israel Tax Authority.

On December 18, 2025 and February 5, 2026, Holdings entered into subscription agreements with certain investors (the “PIPE Investors”) providing for (i) aggregate investments in the amount of $8,000,000 in Holdings Series B Preferred Stock, par value $0.0001 per share (the “Holdings Series B Preferred Stock”), with a stated value of $1,000, for each PIPE Investor equal to such investor’s subscription amount, and (ii) warrants to purchase up to a number of shares of Common Stock equal to 50% of such investor’s Conversion Shares (as defined below), with an exercise price of $11.50 subject to adjustment (the “PIPE Warrants”), in private placements that closed concurrently with the Closing (the “PIPE Investments”). On July 16, 2025, August 7, 2025 and August 22, 2025, Alpha provided Cyabra with loans in the aggregate amount of $2.5 million in the form of promissory notes (the “2025 Bridge Notes”). The 2025 Bridge Notes became due upon the consummation of the PIPE Investments. Upon the closing of the PIPE Investments, the 2025 Bridge Notes were assigned to Holdings and automatically exchanged for shares of Holdings Series B Preferred Stock in the PIPE Investments. For a description of the terms of the Holdings Series B Preferred Stock, see Item 3.03 of this Current Report. The PIPE Warrants are immediately exercisable and have a term of exercise equal to one year from the date of issuance. The number of shares of Common Stock issuable upon exercise of a PIPE Warrant and the exercise price thereof are subject to customary adjustments in the event of stock dividends, stock splits, reverse stock splits, combinations, reclassifications or other transactions outlined in the PIPE Warrants. The exercise price of the PIPE Warrants will also be subject to adjustments for certain issuances of Common Stock or Common Stock equivalents at an effective price per share below the then current exercise price, subject to a floor price of 20% of the Nasdaq “Minimum Price” on the Effective Date, or $1.46, with exceptions for exempt issuances. The PIPE Investments closed on March 27, 2026, and the Company issued 8,000 shares of Holdings Series B Preferred Stock and PIPE Warrants to purchase 400,000 shares of Common Stock in exchange for $5.5 million in cash and the extinguishment of the 2025 Bridge Notes and their accrued interest. $2.8 million of the proceeds of the PIPE Investments were used to pay down the outstanding amounts due under the 2025 Promissory Notes, December 2025 Promissory Note, January 2026 Promissory Note and March 2026 Second Promissory Note (each as defined below) and their accrued interest.

On October 1, 2025, October 6, 2025, November 7, 2025 and November 20, 2025, Alpha provided Cyabra with loans in the aggregate amount of $1.8 million in the form of promissory notes (the “2025 Promissory Notes”). The 2025 Promissory Notes become due upon the earlier of (i) the date of the consummation of the Business Combination or (ii) March 30, 2026. Cyabra shall prepay the 2025 Promissory Notes with 50% of all gross revenue of Cyabra or proceeds of any financing net of any reseller or broker fees, within ten (10) business days of receipt of any such funds, until the 2025 Promissory Notes have been repaid in full. Immediately prior to the Closing of the Business Combination, the accrued interest on the 2025 Promissory Notes amounted to $78,000. The 2025 Promissory Notes accrued interest at a rate of 10% per annum. Upon the Closing of the Business Combination, the 2025 Promissory Notes were repaid in full.

On December 29, 2025, Alpha provided Cyabra with a loan in the aggregate amount of $400,000 in the form of a promissory note (the “December 2025 Promissory Note”). The December 2025 Promissory Note became due on January 12, 2026. Cyabra shall prepay the December 2025 Promissory Note with 50% of all gross revenue of Cyabra or proceeds of any financing net of any reseller or broker fees, within ten (10) business days of receipt of any such funds, until the December 2025 Promissory Note has been repaid in full. Immediately prior to the Closing of the Business Combination, the accrued interest on the December 2025 Promissory Note amounted to $10,000. The December 2025 Promissory Note accrued interest at a rate of 10% per annum. Upon the Closing of the Business Combination, the December 2025 Promissory Note was repaid in full.

On January 8, 2026, Alpha provided Cyabra with a loan in the aggregate amount of $200,000 in the form of a promissory note (the “January 2026 Promissory Note”). The January 2026 Promissory Note becomes due upon the earlier of (i) the date of the consummation of the Business Combination or (ii) January 22, 2026. Cyabra shall prepay the January 2026 Promissory Note with 50% of all gross revenue of Cyabra or proceeds of any financing net of any reseller or broker fees, within ten (10) business days of receipt of any such funds, until the January 2026 Promissory Note has been repaid in full. Immediately prior to the Closing of the Business Combination, the accrued interest on the January 2026 Promissory Note amounted to $4,000. The January 2026 Promissory Note accrued interest at a rate of 10% per annum. Upon the Closing of the Business Combination, the January 2026 Promissory Note was repaid in full.

On February 5, 2026, Alpha provided Cyabra with a loan in the aggregate amount of $1.0 million in the form of a promissory note (the “February 2026 Promissory Note”). The February 2026 Promissory Note becomes due upon the earlier of (i) the date of the consummation of the Business Combination or (ii) February 18, 2026. Cyabra shall prepay the February 2026 Promissory Note with 50% of all gross revenue of Cyabra or proceeds of any financing net of any reseller or broker fees, within ten (10) business days of receipt of any such funds, until the February 2026 Promissory Note has been repaid in full. Immediately prior to the Closing of the Business Combination, the accrued interest on the February 2026 Promissory Note amounted to $14,000. The February 2026 Promissory Note accrued interest at a rate of 10% per annum. Upon the Closing of the Business Combination, the February 2026 Promissory Note remained outstanding.

On March 9, 2026, Alpha provided Cyabra with a loan in the aggregate amount of $450,000 in the form of a promissory note (the “March 2026 Promissory Note”). The March 2026 Promissory Note becomes due upon the earlier of (i) the date of the consummation of the Business Combination or (ii) March 19, 2026. Cyabra shall prepay the March 2026 Promissory Note with 50% of all gross revenue of Cyabra or proceeds of any financing net of any reseller or broker fees, within ten (10) business days of receipt of any such funds, until the March 2026 Promissory Note has been repaid in full. Immediately prior to the Closing of the Business Combination, the accrued interest on the March 2026 Promissory Note amounted to $2,000. The March 2026 Promissory Note accrued interest at a rate of 10% per annum. Upon the Closing of the Business Combination, the March 2026 Promissory Note remained outstanding.

On March 13, 2026, Alpha provided Cyabra with a loan in the aggregate amount of $350,000 in the form of a promissory note (the “March 2026 Second Promissory Note”). The March 2026 Second Promissory Note becomes due upon the earlier of (i) the date of the consummation of the Business Combination or (ii) March 27, 2026. Cyabra shall prepay the March 2026 Second Promissory Note with 50% of all gross revenue of Cyabra or proceeds of any financing net of any reseller or broker fees, within ten (10) business days of receipt of any such funds, until the March 2026 Second Promissory Note has been repaid in full. Immediately prior to the Closing of the Business Combination, the accrued interest on the March 2026 Second Promissory Note amounted to $1,000. The March 2026 Second Promissory Note accrued interest at a rate of 10% per annum. Upon the Closing of the Business Combination, the March 2026 Second Promissory Note was repaid in full.

In addition, upon the Closing, the Second Amended and Restated Promissory Note from Trailblazer to the Sponsor (as amended on September 30, 2025, November 24, 2025, December 4, 2025, January 14, 2026 and February 11, 2026, the “Sponsor Note”) in the principal amount of $5.33 million converted into preferred shares of Holdings with a stated value of $15.99 million. The outstanding principal balance converted into preferred stock with a total stated value of such preferred stock equal to 300% of the outstanding principal amount as follows: (a) the first 100% of the outstanding principal balance automatically converted into shares of Holdings Series B Preferred Stock with an aggregate stated value equal to 100% of the outstanding principal amount, or 5,330 shares of Holdings Series B Preferred Stock, and (b) the remaining 200% of the outstanding principal balance automatically converted into Holdings Series C Preferred Stock, par value $0.0001 per share (the “Holdings Series C Preferred Stock”), with a total stated value equal to 200% of the outstanding principal amount, or 10,660 shares of Holdings Series C Preferred Stock. For a description of the terms of the Holdings Series C Preferred Stock, see Item 3.03 of this Current Report.

Pursuant to a letter agreement dated October 28, 2025, by and among Trailblazer, Holdings, Cyabra, LifeSci Capital LLC (“LifeSci”) and Ladenburg Thalmann & Co. Inc. (“Ladenburg” and together with LifeSci, the “Underwriters”), at the Effective Time, Holdings issued to the Underwriters 207,000 shares (the “Underwriter Shares”) of Common Stock in lieu of the payment in cash of certain deferred underwriting commissions owed to the Underwriters in connection with Trailblazer’s initial public offering (the “IPO”).

Additionally, pursuant to a letter agreement dated October 28, 2025, by and among Holdings, Cyabra and LifeSci, Cyabra agreed to engage LifeSci to provide general financial advisory and investment banking services to Cyabra in exchange for (A) the issuance of Cyabra Ordinary Shares which converted into 105,000 shares of Common Stock at the Closing and (B) an advisory fee of $1,050,000 (the “LifeSci Advisory Fee”). The LifeSci Advisory Fee will convert into shares of Common Stock ninety (90) days after the Closing based upon the five (5) day volume weighted average price (the “VWAP”) at such time; provided, however, that in no event will the conversion price per share be less than the “Minimum Price” as defined in Nasdaq Listing Rule 5635(d) on the date of issuance; provided further, however, that in no event will the conversion price per share be less than $4.00 (collectively, the “LifeSci Advisor Shares”).

Pursuant to a letter agreement dated October 28, 2025, by and among Holdings, Cyabra and Ladenburg, Cyabra agreed to engage Ladenburg to provide general financial advisory and investment banking services to Cyabra in exchange for an advisory fee of $1,050,000 (the “Ladenburg Advisory Fee”). The Ladenburg Advisory Fee will convert into shares of Common Stock ninety (90) days after the Closing based upon the five (5) day VWAP at such time; provided, however, that in no event will the conversion price per share be less than the “Minimum Price” as defined in Nasdaq Listing Rule 5635(d) on the date of issuance; provided further, however, that in no event will the conversion price per share be less than $4.00 (collectively, the “Ladenburg Advisor Shares”).

Additionally, in connection with the Business Combination, on December 18, 2025, Trailblazer, Holdings and Cyabra entered into a subscription agreement with Loeb & Loeb LLP (“Loeb”), pursuant to which Cyabra issued to Loeb a convertible promissory note (the “Loeb Note”) in payment for certain legal fees and expenses due and owing by Trailblazer to Loeb through the Closing. Immediately prior to Closing, the Loeb Note automatically converted into Cyabra Ordinary Shares and, upon the Closing, such Cyabra Ordinary Shares automatically converted into 1,000,000 shares of Common Stock (the “Loeb Shares”). From and after the Closing, Loeb has the right to sell or otherwise dispose of the Loeb Shares in its sole discretion, at market prices, at prices related to such market prices, or at negotiated prices. Any net proceeds actually received from the sale of Loeb Shares shall be deemed to be payment, on a dollar for dollar basis, of fees owed to Loeb. In consideration of Loeb’s agreement to enter into the note issuance agreement, Loeb has the right to receive a premium if the total fee obligation is not paid in full by a certain date. Upon payment in full of the total fee obligation and any premium, Loeb shall surrender to Holdings any unsold Loeb Shares.

In connection with the Business Combination, on December 18, 2025, Trailblazer, Holdings and Cyabra entered into a subscription agreement with Lowenstein Sandler LLP (“Lowenstein”), pursuant to which Cyabra issued to Lowenstein a convertible promissory note (the “Lowenstein Note”) in payment for certain legal fees and expenses due and owing by Cyabra to Lowenstein through the Closing. Immediately prior to Closing, the Lowenstein Note automatically converted into Cyabra Ordinary Shares and, upon the Closing, such Cyabra Ordinary Shares were automatically converted into 1,000,000 shares of Common Stock (the “Lowenstein Shares”). From and after the Closing, Lowenstein has the right to sell or otherwise dispose of the Lowenstein Shares in its sole discretion, at market prices, at prices related to such market prices, or at negotiated prices. Any net proceeds actually received from the sale of Lowenstein Shares shall be deemed to be payment, on a dollar for dollar basis, of fees owed to Lowenstein. In consideration of Lowenstein’s agreement to enter into the note issuance agreement, Lowenstein has the right to receive a premium if the total fee obligation is not paid in full by a certain date. Upon payment in full of the total fee obligation and any premium, Lowenstein shall surrender to Holdings any unsold Lowenstein Shares.

Immediately after giving effect to the Business Combination and the transactions contemplated by the Merger Agreement, there were 13,814,167, 3,061, 13,330 and 10,660 issued and outstanding shares of Common Stock, Holdings Series A Preferred Stock, Holdings Series B Preferred Stock and Holdings Series C Preferred Stock, respectively. The per share redemption price of approximately $11.97 for holders of Trailblazer Class A Common Stock electing redemption was paid out of Trailblazer’s trust account, which after taking into account the redemption, had a balance immediately prior to the Closing of approximately $1.5 million.

In addition to the base merger consideration, Cyabra shareholders and holders of Cyabra options may also receive up to an aggregate of 3,000,000 shares of Common Stock in three equal installments upon occurrence of the following triggering events:

From and after the period commencing on the six-month anniversary of the Closing until December 31, 2026 (the “First Calculation Period”), in the event that over any 20 consecutive trading days within any 30-trading day period during the First Calculation Period the daily VWAP of the shares of Common Stock is greater than or equal to $15.00 per share (the “First Earnout Event”), promptly after the occurrence of the First Earnout Event, the persons that were Cyabra securityholders immediately prior to the Effective Time (the “Earnout Securityholders”) shall be entitled to receive their pro rata portion of one third of 3,000,000 shares of Common Stock (the “Incentive Merger Consideration”) as additional consideration for the Business Combination.

From and after the six-month anniversary of the Closing until December 31, 2027 (the “Second Calculation Period”), in the event that over any 20 trading days within any 30-trading day period during the Second Calculation Period the daily VWAP of the shares of Common Stock is greater than or equal to $20.00 per share (the “Second Earnout Event”), promptly after the occurrence of the Second Earnout Event, the Earnout Securityholders shall be entitled to receive their pro rata portion of an additional one third of the Incentive Merger Consideration as additional consideration for the Business Combination.

From and after the six-month anniversary of the Closing until December 31, 2029 (the “Third Calculation Period”), in the event that over any 20 trading days within any 30-trading day period during the Third Calculation Period the daily VWAP of the shares of Common Stock is greater than or equal to $25.00 per share (the “Third Earnout Event”), promptly after the occurrence of the Third Earnout Event, the Earnout Securityholders shall be entitled to receive their pro rata portion of the final one third of the Incentive Merger Consideration as additional consideration for the Business Combination.

The foregoing description of the Merger Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Unless context otherwise requires, “we,” “us,” “our” and the “Company” refer to Cyabra, Inc. following the Closing. Certain terms used in this Current Report on Form 8-K (this “Current Report”), but not defined herein, have the same meaning as set forth in the final proxy statement/prospectus filed by Holdings with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b)(3) (File No. 333-283153) on January 21, 2026 (the “Proxy Statement/Prospectus”).

Item 1.01. Entry into a Material Definitive Agreement.

Indemnification Agreements

On March 27, 2026, in connection with the consummation of the Business Combination, the Company entered into separate indemnification agreements with each of its directors and executive officers. These indemnification agreements provide the Company’s directors and executive officers with contractual rights to indemnification and the advancement of certain expenses incurred by each such director or executive officer in any action or proceeding arising out of his or her services as one of the Company’s directors or executive officers.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the full text of the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.18 and is incorporated herein by reference.

Registration Rights Agreement

On March 27, 2026, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Sponsor and other parties thereto (the “Subject Parties”) pursuant to which, among other things, the Company agreed to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), certain shares of Common Stock that are held by the Subject Parties. On January 29, 2026, and as further amended on March 23, 2026, the Company filed a Form S-1 registration statement registering such shares and, on March 27, 2026, such registration statement was declared effective by the SEC. The material terms of the Registration Rights Agreement are described on page 26 of the Proxy Statement/Prospectus in the section entitled “Certain Related Agreements–Registration Rights Agreement.”

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.19 and is incorporated herein by reference.

Lock-Up Agreements

In connection with the Closing, on March 27, 2026, certain Cyabra securityholders entered into Lock-Up Agreements with the Company pursuant to which each securityholder agreed to be subject to a lock-up, restricting the sale, transfer or other disposition of shares of Common Stock held by it for a period of nine months from the Closing in accordance with the terms and conditions more fully set forth in the form of Lock-Up Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Also in connection with the Closing, on March 27, 2026, Sponsor entered into a Lock-Up Agreement with the Company, pursuant to which the shares of Common Stock held by Sponsor became subject to a lock-up, restricting the sale, transfer or other disposition of such shares of Common Stock for a period of six months from the Closing in accordance with the terms and conditions more fully set forth in the Lock-Up Agreement, a copy of which is filed herewith as Exhibit 10.36 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure described in the section of the Proxy Statement/Prospectus entitled “Proposal 1: The Merger Proposal-The Merger Agreement,” on page 109 of the Proxy Statement/Prospectus and in the section of this Current Report entitled “Introductory Note” which are incorporated herein by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as Trailblazer was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Business Combination, and as discussed below in Item 5.06 of this Current Report, the Company has ceased to be a shell company. Accordingly, the Company is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the Company as the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

This Current Report contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Current Report, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When we discuss our strategies or plans, we are making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, our management.

●	expectations regarding Cyabra’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and Cyabra’s ability to invest in growth initiatives and pursue acquisition opportunities;

●	the outcome of any legal proceedings that may be instituted against Cyabra following the Closing;

●	the risk that the Closing of the Business Combination disrupts Cyabra’s current operations and future plans;

●	the ability to recognize the anticipated benefits of the Business Combination;

●	the ability to retain key executives;

●	limited liquidity and trading of Cyabra’s securities;

●	geopolitical risk and changes in applicable laws or regulations;

●	the size of the addressable markets for Cyabra’s products and services;

●	the possibility that Cyabra may be adversely affected by other economic, business, and/or competitive factors;

●	the ability to obtain and/or maintain the listing of the Common Stock on Nasdaq; and

●	operational risk.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this Current Report. These forward-looking statements are only predictions based on our current expectations and projections about future events and are subject to a number of risks, uncertainties and assumptions, including those described in the section entitled “Risk Factors” and elsewhere in this Current Report. It is not possible for the management of the Company to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements in this Current Report.

The forward-looking statements included in this Current Report are made only as of the date hereof. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We do not undertake any obligation to update publicly any forward-looking statements for any reason after the date of this Current Report to conform these statements to actual results or to changes in expectations, except as required by law. You should read this Current Report and the documents that have been filed as exhibits hereto with the understanding that the actual future results, levels of activity, performance, events and circumstances of the Company may be materially different from what is expected.

Business

Reference is made to the disclosure contained in the Proxy Statement/Prospectus in the section entitled “Information About Cyabra” beginning on page 182 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Risk Factors

Reference is made to the section of the Proxy Statement/Prospectus entitled “Risk Factors – Risks Related to Cyabra,” beginning on page 44 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Risks Relating to the Ownership of the Common Stock

The price of the Common Stock may be volatile.

Any of the factors listed below could have a material adverse effect on your investment in our Common Stock and the Common Stock may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our Common Stock may not recover and may experience a further decline.

Factors affecting the trading price of the Common Stock may include:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about the Company’s operating results;

●	success of competitors;

●	operating results failing to meet the expectations of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning the Company or the industry in which the Company operates in general;

●	operating and stock price performance of other companies that investors deem comparable to the Company;

●	ability to market new and enhanced products and services on a timely basis;

●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, litigation involving the Company;

●	changes in the Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of shares of Common Stock available for public sale;

●	any major change in the board of directors of the Company (the “Board”) or management;

●	sales of substantial amounts of the Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, changes in interest rates, changes in fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq specifically, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your securities at or above the price at which it was acquired. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to the Company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Following the Business Combination, a portion of the Company’s total outstanding shares of Common Stock will be restricted from immediate resale but may be sold into the market shortly thereafter. This could cause the market price of the Common Stock to drop significantly, even if the Company’s business is doing well.

In connection with the Business Combination, certain of Cyabra’s stockholders, including certain officers and directors, entered into lock-up agreements with the Company, restricting the transfer of Common Stock, any shares of Common Stock issuable upon the exercise or settlement, as applicable, of options issued under the 2026 Plan in substitution of stock options granted under the 2020 Plan that were held by such persons immediately after the Effective Time (the “Replacement Options”), and any other securities convertible into or exercisable or exchangeable for Common Stock held by such persons immediately after the Effective Time, from and after the Closing. The remaining stockholders not subject to a lock-up agreement may sell a substantial number of shares of Common Stock in the public market at any time. If the Company’s stockholders sell, or the market perceives that the Company’s stockholders intend to sell, substantial amounts of Common Stock in the public market following the Business Combination, the market price of the Common Stock could decline significantly.

Additionally, certain stockholders of the Company will have rights, subject to some conditions, to require the Company to file one or more registration statements covering their shares or to include such shares in registration statements that the Company may file for itself or other stockholders. These shares and their resales, once registered, could be freely sold in the public market. If these additional shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of Common Stock could decline.

On January 29, 2026, and as further amended on March 23, 2026, the Company filed a Form S-1 registration statement to register 14,042,892 shares of Common Stock (of which 400,000 shares are underlying warrants, 487,257 shares are underlying options, 6,111,372 shares are underlying preferred stock and 400,000 shares are underlying RSUs) for resale and, on March 27, 2026, such registration statement was declared effective by the SEC. Of such shares, 8,393,673 became freely tradeable upon effectiveness, 2,158,949 will become freely tradeable after six months and 3,490,270 will become freely tradeable after nine months.

Future resales of Common Stock after the consummation of the Business Combination may cause the market price of the Common Stock to drop significantly, even if the Company’s business is doing well.

Following consummation of the Business Combination and subject to certain exceptions, the Sponsor, Trailblazer’s directors, and Cyabra are contractually restricted from selling or transferring most of their shares of Common Stock. The aforementioned stockholders will have trading restrictions beginning at Closing and ending six months after the Closing, with respect to the shares of Trailblazer Class A Common Stock held by Sponsor and Trailblazer’s directors since May 2022, and nine months after the Closing with respect to Cyabra equity holders. Following the expiration of such lockups, the stockholders will not be restricted from selling shares of Common Stock held by them, other than by applicable securities laws. As such, sales of a substantial number of shares of Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could have the effect of increasing the volatility in the market price for the Common Stock or the market price of the Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

Upon completion of the Business Combination, the stockholders subject to the lock-up collectively beneficially owned approximately 62% of the outstanding shares of Common Stock.

The Company’s management team has minimal experience managing a public company.

Members of the Company management team have minimal experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. The Company management team may not successfully or efficiently manage our transition to being a public company that is subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors.

The Company’s business and operations could be negatively affected if it becomes subject to any securities litigation or stockholder activism, which could cause the Company to incur significant expense, hinder execution of business and growth strategy and impact its stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Stockholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of Common Stock or other reasons may in the future cause it to become the target of securities litigation or stockholder activism. Securities litigation and stockholder activism, including potential proxy contests, could result in substantial costs and divert management’s and board of directors’ attention and resources from the Company’s business. Additionally, such securities litigation and stockholder activism could give rise to perceived uncertainties as to the Company’s future, adversely affect its relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, the Company may be required to incur significant legal fees and other expenses related to any securities litigation and activist stockholder matters. Further, its stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and stockholder activism.

The Company is deemed to be an “emerging growth company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, the Common Stock may be less attractive to investors.

The Company qualifies as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act, as of the Closing of the Business Combination. As such, the Company is eligible for and intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including, but not limited to, (a) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act (“Section 404”), (b) reduced disclosure obligations regarding executive compensation in the Company’s periodic reports and proxy statements and (c) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, the Company’s stockholders may not have access to certain information they may deem important. The Company will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of shares of the Common Stock that are held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which it has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) December 31, 2028, which is the last day of the fiscal year following the fifth anniversary of the date of the first sale of Trailblazer Common Stock in the IPO. We cannot predict whether investors will find the Company’s securities less attractive because it relies on these exemptions. If some investors find the Company’s securities less attractive as a result of its reliance on these exemptions, the trading prices of the Common Stock may be lower than they otherwise would be, there may be a less active trading market for the Common Stock and the trading prices of the Common Stock may be more volatile.

The Company is also deemed a smaller reporting company, and even if the Company no longer qualifies as an “emerging growth company”, any decision on the Company’s part to comply only with certain reduced disclosure and governance requirements applicable to smaller reporting companies could make the Common Stock less attractive to investors.

In addition to qualifying as an “emerging growth company”, the Company is deemed to be a “smaller reporting company” under the federal securities laws. For as long as the Company continues to be a smaller reporting company, it may choose to take advantage of exemptions from various reporting requirements applicable to public companies that are not available to companies that are not smaller reporting companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404, reduced financial disclosure obligations and reduced disclosure obligations regarding executive compensation in the Company’s periodic reports and proxy statements. The Company will continue to be a smaller reporting company as long it has a public float (determined as of the end of its second fiscal quarter) of less than $250 million or has annual revenues of less than $100 million as of the last fiscal year for which it has audited financial statements and a public float of less than $700 million. We cannot predict whether investors will find the Common Stock less attractive because it relies on these exemptions. If some investors find the Common Stock less attractive as a result of its reliance on these exemptions, the trading prices of the Common Stock may be lower than they otherwise would be, there may be a less active trading market for the Common Stock and the trading prices of the Common Stock may be more volatile.

If we fail to maintain proper and effective internal controls over financial reporting, our ability to produce accurate and timely financial statements could be impaired, investors may lose confidence in our financial reporting and the trading price of the Common Stock may decline.

Effective internal controls over financial reporting are necessary for the Company to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause the Company to fail to meet its reporting obligations. In addition, any testing by the Company conducted in connection with Section 404 or any subsequent testing by the Company’s independent registered public accounting firm, may reveal deficiencies in the Company’s internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to the Company’s financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in the Company’s reported financial information, which could have a negative effect on the trading price of the Common Stock.

For as long as the Company is an emerging growth company, its independent registered public accounting firm will not be required to attest to the effectiveness of its internal controls over financial reporting pursuant to Section 404. An independent assessment of the effectiveness of the Company’s internal controls over financial reporting could detect problems that the Company’s management’s assessment might not detect. Undetected material weaknesses in the Company’s internal controls over financial reporting could lead to restatements of the Company’s consolidated financial statements and require the Company to incur the expense of remediation.

If the Company is not able to comply with the requirements of Section 404 in a timely manner or it is unable to maintain proper and effective internal controls over financial reporting may not be able to produce timely and accurate consolidated financial statements. As a result, the Company’s investors could lose confidence in its reported financial information, the market price of the Common Stock could decline and the Company could be subject to sanctions or investigations by the SEC or other regulatory authorities.

If securities analysts do not publish research or reports about us, or if they issue unfavorable commentary about us or our industry or downgrade our Common Stock, the price of our Common Stock could decline.

The trading market for our Common Stock will depend in part on the research and reports that third-party securities analysts publish about us and the industries in which we operate. We may be unable or slow to attract research coverage and if one or more analysts cease coverage of us, the price and trading volume of our Common Stock would likely be negatively impacted. If any of the analysts that may cover us change their recommendation regarding our Common Stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Common Stock would likely decline. If any analyst that may cover us ceases covering us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price or trading volume of our Common Stock to decline. Moreover, if one or more of the analysts who cover us downgrades our Common Stock, or if our reporting results do not meet their expectations, the market price of our Common Stock could decline.

An active market for the Common Stock may not develop, which would adversely affect the liquidity and price of the Common Stock.

The price of the Common Stock may vary significantly due to factors specific to general market or economic conditions. Furthermore, an active trading market for the Common Stock may never develop or, if developed, it may not be sustained. You may be unable to sell your Common Stock unless a market can be established and sustained.

Insiders will continue to have substantial influence over the Company after the Closing, which could limit your ability to affect the outcome of key transactions, including a change of control.

Upon the Closing, the Company’s executive officers, directors, and their affiliates beneficially owned approximately 20.6% of the Common Stock outstanding.

As a result, these stockholders, if they act together, will be able to influence the Company’s management and affairs and all matters requiring stockholder approval, including the election of directors, amendments of the Company’s organizational documents, and approval of significant corporate transactions. They may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentration of ownership may have the effect of delaying, preventing, or deterring a change in control of the Company and might affect the market price of the Common Stock.

Following consummation of the Business Combination, the Company became a holding company and its only significant asset is its ownership interest in Cyabra and such ownership may not be sufficient to pay dividends or make distributions or loans to enable it to pay any dividends on the Common Stock or satisfy the Company’s other financial obligations, including taxes.

Following consummation of the Business Combination, the Company became a holding company with no material assets other than its ownership of Cyabra. As a result, the Company will have no independent means of generating revenue or cash flow. The Company’s ability to pay taxes and pay dividends will depend on the financial results and cash flows of Cyabra and its subsidiaries and the distributions it receives from Cyabra. Deterioration in the financial condition, earnings or cash flow of Cyabra and its subsidiaries for any reason could limit or impair Cyabra’s ability to pay such distributions. Additionally, to the extent that the Company needs funds and Cyabra and/or any of its subsidiaries are restricted from making such distributions under applicable law or regulation or under the terms of any financing arrangements, or Cyabra is otherwise unable to provide such funds, it could materially adversely affect the Company’s liquidity and financial condition.

Dividends on the Common Stock, if any, will be paid at the discretion of the Board, which will consider, among other things, the Company’s business, operating results, financial condition, current and expected cash needs, plans for expansion and any legal or contractual limitations on its ability to pay such dividends. Financing arrangements may include restrictive covenants that restrict the Company’s ability to pay dividends or make other distributions to its stockholders. In addition, the Company is generally prohibited under Delaware law from making a distribution to stockholders to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of the Company (with certain exceptions) exceed the fair value of its assets. If Cyabra does not have sufficient funds to make distributions, the Company’s ability to declare and pay cash dividends may also be restricted or impaired.

Future sales, or the perception of future sales, of our Common Stock by us or our existing stockholders in the public market could cause the market price for our Common Stock to decline.

The sale of substantial amounts of shares of our Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Upon consummation of the Business Combination, we had on a fully diluted basis a total of 22,352,286 shares of Common Stock outstanding, including (i) 13,814,167 of Common Stock, (ii) 6,534,549 shares of Common Stock underlying shares of preferred stock of the Company, (iii) 1,553,587 shares of Common Stock underlying awards issued under the 2026 Plan and (iv) 449,983 shares of Common Stock underlying warrants.

Upon the expiration or waiver of the lock-ups described above, shares held by certain of our stockholders will be eligible for resale, subject to, in the case of certain stockholders, volume, manner of sale and other limitations under Rule 144. As restrictions on resale end, the market price of shares of our Common Stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our shares of Common Stock.

Our Amended and Restated Certificate of Incorporation (the “Charter”) provides that the Court of Chancery of the State of Delaware is the sole and exclusive forum for substantially all disputes between us and our stockholders and federal district courts will be the sole and exclusive forum for Securities Act claims, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

The Charter provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of fiduciary duty owed by any of our current or former directors, officers, or other employees to us or to our stockholders; (iii) any action asserting a claim arising pursuant to the Delaware General Corporation Law (the “DGCL”), the Charter or our Amended and Restated Bylaws (the “Bylaws”) or as to which the DGCL confers exclusive jurisdiction on the Court of Chancery of the State of Delaware; or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware, provided that the exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act or to any claim for which the federal courts have exclusive jurisdiction. Our Charter further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts are the sole and exclusive forum for the resolution of any complaint asserting a right under the Securities Act, subject to a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees. Further, the choice of forum provisions may result in increased costs for a stockholder to bring a claim. Alternatively, if a court were to find the choice of forum provisions contained in our Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.

Provisions in the Charter and Bylaws regarding exculpation and indemnification of our directors and officers may result in substantial expenditures by us and may discourage lawsuits against our directors and officers.

The Charter and Bylaws, to the maximum extent permissible under Delaware law, eliminates the personal liability of our directors and officers to us and our stockholders for damages for breach of fiduciary duty. These provisions may discourage us, or our stockholders through derivative litigation, from bringing a lawsuit against any of our current or former directors or officers for any breaches of their fiduciary duties, even if such legal actions, if successful, might benefit us or our stockholders. In addition, the Charter and Bylaws provides that we will, to the fullest extent permitted by Delaware law, indemnify our directors and officers for costs or damages incurred by them in connection with any threatened, pending, or completed action, suit, or proceeding brought against them by reason of their positions as directors and officers. Although we expect to purchase directors’ and officers’ insurance, these indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against our directors or officers.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Current Report concerning the financial information of Cyabra, and certain unaudited pro forma financial information of Cyabra and Trailblazer combined, and is incorporated herein by reference.

Management’s discussion and analysis of financial condition and results of operations of Cyabra for the year ended December 31, 2025, prior to, and not reflecting the result of, the consummation of the Business Combination, is set forth below.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Results of Operations

Comparison of the year ended December 31, 2025 to the year ended December 31, 2024

The following table summarizes Cyabra’s results of operations for the year ended December 31, 2025 and 2024:

	Year Ended December 31,
	2025	2024
	USD Thousands	USD Thousands
Revenues	5,707	4,155
Cost of revenues	866	782
Gross profit	4,841	3,373
Operating costs and expenses
Research and development expenses	6,894	4,653
Sales and marketing expenses	5,696	3,316
General and administrative expenses	4,221	4,602
Total operating loss	11,970	9,198
Financing expenses, net	828	6,398
Loss before taxes on income	(12,798)	(15,596)
Taxes on Income	21	14
Net loss for the year	(12,819)	(15,610)

Revenues

Revenues for the year ended December 31, 2025 were approximately $5.7 million, an increase of approximately $1.6 million, or 37%, compared to approximately $4.2 million for the year ended December 31, 2024. New customers using Cyabra’s products that joined during 2025 contributed approximately $1.3 million to the revenues for the year ended December 31, 2025, in addition to increased revenues recognition from existing customers, which was partially offset by customers that did not renew their contracts in 2025.

ARR

Cyabra’s annualized recurring revenues (“ARR”) was approximately $6.1 million as of December 31, 2025, compared to approximately $6.1 million as of December 31, 2024. While Cyabra’s revenues grew by 37% year-over-year, its ARR remained flat at approximately $6.1 million. While revenue is recognized over the full term of a customer contract, reflecting the cumulative value of historical and current engagements throughout the fiscal year, ARR is a point-in-time snapshot of the annualized value of active contracts with a term of at least 1 year as of December 31, 2025. Consequently, although Cyabra recognized increased revenue from existing and new customers during 2025, the timing of high-value renewals that shifted into early 2026 prevented a corresponding increase in Cyabra’s year-end ARR. The year-end ARR level was primarily influenced by the timing of several high-value contract renewals and expansions that did not finalize prior to the December 31 measurement date. A limited number of high-volume engagements concluded during 2025, and certain renewals and new agreements shifted into early 2026 due to extended procurement timelines and administrative approval processes, particularly within Cyabra’s public sector vertical. During 2025, Cyabra observed a temporary lengthening of sales cycles in this sector as a result of heightened budgetary review and procurement procedures. These factors primarily reflect contract timing and procurement dynamics rather than attrition of customer relationships. The affected opportunities remain active within Cyabra’s late-stage pipeline, and management continues active engagement with these customers.

Cost of Revenues

Cost of revenues for the year ended December 31, 2025 was approximately $0.9 million, an increase of approximately $0.01 million, or 11%, compared to approximately $0.8 million for the year ended December 31, 2024. The similar level in cost of revenues, although the revenues were higher, was primarily due to improved servers costs efficiencies.

Gross Profit

Gross profit for the year ended December 31, 2025 was approximately $4.8 million, an increase of approximately $1.5 million, or 44%, compared to approximately $3.4 million for the year ended December 31, 2024. The increase resulted from an increase in revenues and improved servers costs efficiencies.

Research and Development Expenses

Research and development expenses for the year ended December 31, 2025 were approximately $6.9 million, an increase of approximately $2.2 million, or 48%, compared to approximately $4.7 million for the year ended December 31, 2024. The increase resulted primarily from an increase in payroll and related personnel expense due to the expansion of Cyabra’s research and development team.

Sales and Marketing Expenses

Sales and marketing expenses for the year ended December 31, 2025 were approximately $5.7 million, an increase of approximately $2.4 million, or 72%, compared to approximately $3.3 million for the year ended December 31, 2024. The increase resulted primarily from an increase in payroll and related expenses due to an increase in headcount in the sales and marketing teams. Cyabra expects that sales and marketing expenses will continue to increase in future periods as it continues to add headcount and expand its sales and marketing efforts.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2025 were approximately $4.2 million, a decrease of approximately $0.4 million, or 8%, compared to approximately $4.6 million for the year ended December 31, 2024. The decrease resulted primarily from a decrease in professional services expenses. Cyabra expects that general and administrative expenses will increase in future periods as a result of becoming a publicly traded company.

Operating Loss

Operating loss for the year ended December 31, 2025 was approximately $12.0 million, an increase of approximately $2.8 million, or 30%, compared to approximately $9.2 million for the year ended December 31, 2024, primarily as a result of the factors described above.

Finance Expense and Income

Finance expenses for the year ended December 31, 2025 was approximately $0.8 million, a decrease of approximately $5.6 million, or 87% in the finance expenses, compared to finance expenses of approximately $6.4 million for the year ended December 31, 2024. The decrease resulted primarily from a decrease in expenses from revaluation of financial liabilities measured at fair value.

Total Loss

Total loss for the year ended December 31, 2025 was approximately $12.8 million, a decrease of approximately $2.8 million, or 18%, compared to approximately $15.6 million for the year ended December 31, 2024, primarily as a result of the factors described above.

Liquidity and Capital Resources

Since our inception through December 31, 2025, we have funded our operations principally with issuance of Ordinary and Preferred Shares, as well as receipt of loans. As of December 31, 2025, our cash and cash balance was $0.3 million.

The table below present our cash flows for the years ended December 31, 2025 and December 31, 2024:

	Year ended December 31, 2025	Year ended December 31, 2024
	USD Thousands	USD Thousands
Operating Activities	(8,144)	(5,196)
Investing Activities	(54)	(85)
Financing Activities	7,597	5,702
Net increase (decrease) in cash	(601)	421

Operating Activities

Net cash used in operating activities was approximately $8.1 million during the year ended December 31, 2025, compared to approximately $5.2 million during the year ended December 31, 2024. The increase resulted primarily from an increase in the net loss after effect of non-cash adjustments such as share based payments and revaluation of financial liabilities accounted at fair value.

Investing Activities

Net cash used in investing activities was approximately $0.05 million during the year ended December 31, 2025, compared to approximately $0.08 million during the year ended December 31, 2024. The decrease resulted primarily from a decrease in purchase of fixed assets.

Financing Activities

Net cash provided by financing activities was approximately $7.6 million during the year ended December 31, 2025, compared to approximately $5.7 million during the year ended December 31, 2024. The increase resulted primarily from receipt of loans and issuance of preferred shares, net during the year ended December 31, 2025.

Liquidity and Capital Resources

Cyabra will need to raise additional capital to support its operations until such time, if any, as it is able to generate sufficient cash to fund its working capital requirements. Cyabra may not be able to obtain additional financing on acceptable terms, or at all. To the extent that Cyabra raises additional capital through the future sale of equity or debt, the ownership interest of its shareholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of Cyabra’s existing shareholders. If Cyabra raises additional funds through partnerships or strategic alliances in the future, it may have to relinquish valuable rights to its technologies, future revenue streams or products or grant licenses on terms that may not be favorable to Cyabra.

If Cyabra is unable to raise additional funds when needed, Cyabra may be required to delay, limit, reduce or terminate its product development or future commercialization efforts.

In connection with Cyabra’s assessment of going concern considerations in accordance with the authoritative guidance in Financial Accounting Standard Board (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that Cyabra currently lacks the liquidity it needs to sustain operations for a reasonable period of time, which is considered to be at least one year from the date that the financial statements are issued as it expects to continue to incur significant costs. There are no assurances however, that Cyabra will be successful in obtaining the level of financing needed for its operations. If Cyabra is unsuccessful in commercializing its products and securing sufficient funding, it may need to reduce activities, curtail, or even cease operations. The consolidated financial statements do not include any adjustments relating to the carrying amounts and classification of assets, liabilities, and reported expenses that might be necessary should Cyabra be unable to continue as a going concern.

Off-Balance Sheet Arrangements

Cyabra did not have any off-balance sheet arrangements as of December 31, 2025.

Properties.

Reference is made to the section of the Proxy Statement/Prospectus entitled “Properties,” on page 190 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth information regarding the beneficial ownership of the shares of Common Stock as of the Closing, after giving effect to the Business Combination, by:

●	each person known by us to be the beneficial owner of more than 5% of the Common Stock;

●	each person who is an executive officer or director of the Company; and

●	all executive officers and directors of the Company, as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days.

The beneficial ownership of the shares of Common Stock is calculated based on 13,814,167 shares of Common Stock outstanding after giving effect to the Business Combination.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	%
Directors and Named Executive Officers of the Company
Dan Brahmy(2)	711,548	5.1
Ido Shraga(3)	710,549	5.1
Yossef Daar(4)	710,549	5.1
Michael Pompeo(5)	101,072	*
Sonny Vu(6)	330,668	2.4
Josette Sheeran(7)	144,387	1.0
Michael Madon(8)	14,436	*
Yael Sandler(9)	101,071	*
Emmanuel Heymann(10)	54,147	*
James Flanagan	—	—

All Directors and Executive Officers of the Company as a Group (Ten Individuals)	2,878,427	20.6

5%+ Holders
OurCrowd General Partner Limited(11)	1,427,755	10.2
Trailblazer Sponsor Group, LLC(12)	2,158,949	15.6
Alpha Capital Anstalt(13)	1,380,035	9.9

*	Less than one percent.

(1)	Unless otherwise noted, the business address of each of the individuals is 13 Gershon Shatz, Tel Aviv, 6997543 Israel.
(2)	Includes (i) 360,968 shares of Common Stock held directly by Mr. Brahmy, (ii) 174,434 shares of Common Stock held by IBI Trust Management in trust for Mr. Brahmy, (iii) 42,146 shares of Common Stock underlying Replacement Options and (iv) 134,000 RSUs held directly by Mr. Brahmy.
(3)	Includes (i) 360,968 shares of Common Stock held directly by Mr. Shraga, (ii) 216,581 shares of Common Stock held by IBI Trust Management in trust for Mr. Shraga and (iii) 133,000 RSUs held directly by Mr. Shraga effective 30 days after the 2026 Israeli Sub-Plan to the 2026 Plan is filed with the Israel Tax Authority.
(4)	Includes (i) 360,968 shares of Common Stock held directly by Mr. Daar, (ii) 216,581 shares of Common Stock held by IBI Trust Management in trust for Mr. Daar and (iii) 133,000 RSUs held directly by Mr. Daar effective 30 days after the 2026 Israeli Sub-Plan to the 2026 Plan is filed with the Israel Tax Authority.
(5)	Consists of Common Stock underlying Replacement Options.
(6)	Includes (i) 27,329 shares of Common Stock held directly by Mr. Vu, (ii) 18,048 shares of Common Stock underlying Replacement Options held directly by Mr. Vu and (iii) 285,291 shares of Common Stock and Common Stock underlying Replacement Options held by FF Alabaster LLC upon which Mr. Vu has voting and dispositive control.
(7)	Consists of Common Stock underlying Replacement Options.
(8)	Consists of Common Stock underlying Replacement Options.
(9)	Consists of Common Stock underlying Replacement Options.
(10)	Consists of Common Stock underlying Replacement Options.
(11)	Includes shares of Common Stock held by OurCrowd (Investment in Cyab) L.P., OurCrowd International Investment III, L.P., OurCrowd 50 II, L.P., OurCrowd 50 III-QP, L.P., OurCrowd 50 III, L.P., OurCrowd GP Investment Fund, L.P., OurCrowd Nominee Limited and OurCrowd Participation Capital, L.P. (the “OC Entities”). OurCrowd General Partner Limited (“OC General Partner”) is the ultimate controlling general partner of OC Entities. OC General Partner has delegated its power to direct OC Entities, including to vote and dispose of the shares, by decision of the OurCrowd General Partner Investment Committee. OurCrowd General Partner Investment Committee decisions are made by a quorum of voting members. The business address of OC General Partner is 28 Derech Hebron, Jerusalem 9354214 Israel.
(12)	Joseph Hammer is a manager of the Sponsor. Consequently, he may be deemed the beneficial owner of the shares of Common Stock held by the Sponsor and has voting and dispositive control over such securities. The business address of Sponsor is 510 Madison Avenue, Suite 1401, New York, NY 10022.
(13)	Consists of (i) 1,356,459 shares of Common Stock, and (ii) 23,576 shares of Common Stock underlying Holdings Series A Preferred Stock, Holdings Series B Preferred Stock, Holdings Series C Preferred Stock and PIPE Warrants which are subject to a 9.99% beneficial ownership blocker. Excludes shares of Common stock underlying Holdings Series A Preferred Stock, Holdings Series B Preferred Stock, Holdings Series C Preferred Stock, and PIPE Warrants that are not exercisable or convertible due to the 9.99% beneficial ownership blocker. The business address of Alpha is Altenbach 8, FL-9490 Vaduz, Liechtenstein.

Directors and Executive Officers.

Reference is made to the disclosure in the subsections entitled “Board of Directors” and “Executive Officers” in Item 5.02 of this Current Report, which are incorporated herein by reference. Further reference is made to the section of the Proxy Statement/Prospectus entitled “Executive Officers and Directors of Cyabra and Executive Officers and Directors of the Combined Company,” beginning on page 191 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Information with respect to the independence of the Company’s directors is set forth in the Proxy Statement/Prospectus in the section entitled “Executive Officers and Directors of Cyabra and Executive Officers and Directors of the Combined Company–Independence of the Board of Directors,” beginning on page 195 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Committees of the Board of Directors.

Reference is made to the disclosure in the subsection entitled “Board of Directors” in Item 5.02 of this Current Report, which is incorporated herein by reference. Further reference is made to the section of the Proxy Statement/Prospectus entitled “Executive Officers and Directors of Cyabra and Executive Officers and Directors of the Combined Company–Board Committees,” on page 194 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Executive Compensation.

A description of the compensation of the named executive officers of the Company is set forth in the section of the Proxy Statement/Prospectus entitled “Executive Officers and Directors of Cyabra and Executive Officers and Directors of the Combined Company–Compensation of Directors and Officers,” beginning on page 195 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

The Board intends to consider and adopt a director compensation policy for its non-employee directors. The Board anticipates that such policy will include equity grants determined by the compensation committee and reimbursement for reasonable expenses incurred in connection with attending board and committee meetings.

At the Special Meeting, the Trailblazer stockholders approved the 2026 Plan. As of the Closing, there were 2,072,125 shares of Common Stock reserved for issuance under the 2026 Plan, which does not include the 1,153,587 shares of Common Stock underlying Replacement Options issued in connection with the Business Combination. The Company expects that the Board or the compensation committee of the Board will make grants of awards under the 2026 Plan to eligible participants.

The 2026 Plan is described in greater detail in the section of the Proxy Statement/Prospectus entitled “Proposal 6: The Incentive Plan Proposal,” beginning on page 146 of the Proxy Statement/Prospectus, which is incorporated herein by reference. This summary and the foregoing description of the 2026 Plan does not purport to be complete and is qualified in its entirety by reference to the text of the 2026 Plan, a copy of which is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

Director Compensation.

A description of the compensation of the directors of the Company is set forth in the section of the Proxy Statement/Prospectus entitled “Executive Officers and Directors of Cyabra and Executive Officers and Directors of the Combined Company–Compensation of Directors and Officers,” beginning on page 195 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Employment Agreements.

Reference is made to the section of the Proxy Statement/Prospectus entitled “Executive Officers and Directors of Cyabra and Executive Officers and Directors of the Combined Company–Employment Agreements,” beginning on page 197 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

On March 16, 2026 and pursuant to the Merger Agreement, Mr. Daar, the Company’s Chief Product Officer and a member of the Board, and Mr. Shraga, the Company’s Chief Technology Officer, entered into amendments to their employment agreements pursuant to which they are each entitled to a: (i) $280,000 annual salary, (ii) $40,000 annual bonus and (iii) one time transaction bonus in the amount of $400,000.

Certain Relationships and Related Transactions.

Reference is made to the section of the Proxy Statement/Prospectus entitled “Certain Relationships and Related Transactions,” beginning on page 229 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Further reference is made to the section entitled “Introductory Note” and in Item 2.01 of this Current Report, which is incorporated herein by reference.

We have adopted a written policy requiring that all related person transactions be reported to our executive management and/or the Board and approved or ratified by our Audit Committee. In completing its review of proposed related person transactions, the Audit Committee considers (i) whether the transaction was undertaken in the ordinary course of business of the Company, (ii) whether the transaction was initiated by the Company, a subsidiary or the related person, (iii) whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, (iv) the purpose of, and the potential benefits to the Company of, the transaction, (v) the approximate dollar value of the amount involved in the transaction, particularly as it relates to the related person, (vi) the related person’s interest in the transaction and (vii) any other information regarding the transaction or the related person that would be material to investors in light of the circumstances of the particular transaction.

Compensation Committee Interlocks and Insider Participation.

None of our officers currently serves, or in the past year has served, as a member of the compensation committee of any entity that has one or more officers serving on our Board.

Legal Proceedings

Reference is made to the sections of the Proxy Statement/Prospectus entitled “Information About Cyabra—Legal Proceedings” on page 190 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters.

Prior to the Closing Date, Trailblazer’s common stock, and rights were listed on The Nasdaq Global Market under the symbols “TBMC” and “TBMCR,” respectively. Upon the consummation of the Business Combination, the Common Stock began trading on Nasdaq under the symbol “CYAB.”

As of March 27, 2026, immediately after the Closing, there were approximately 65 holders of record of Common Stock.

The Company has not paid any cash dividends on shares of its Common Stock to date. The payment of any cash dividends in the future will be within the discretion of the Board. The payment of cash dividends in the future will be contingent upon the Company’s revenues and earnings, if any, capital requirements, and general financial condition. It is the present intention of Board to retain all earnings, if any, for use in business operations, and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

Reference is made to the disclosure described in the Proxy Statement/Prospectus in the section entitled “Proposal 6: The Incentive Plan Proposal,” beginning on page 146 of the Proxy Statement/Prospectus, which is incorporated herein by reference. The 2026 Plan and the material terms thereunder were approved by Trailblazer’s stockholders at the Special Meeting.

Recent Sales of Unregistered Securities.

Reference is made to the disclosure set forth under Item 3.02 of this Current Report concerning the issuance and sale of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities to be Registered.

Reference is made to the section of the Proxy Statement/Prospectus entitled “Description of the Combined Company’s Securities,” beginning on page 215 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Indemnification of Directors and Officers.

Reference is made to (i) entitled “Description of the Combined Company’s Securities - Limitations on Liability and Indemnification of Officers and Directors,” beginning on page 22 of the Proxy Statement/Prospectus and (ii) the disclosure under the subheading “Indemnification Agreements” in Item 1.01 of this Current Report, which are incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Reference is made to the disclosure set forth in Item 4.01 of this Current Report concerning the auditors of the Company, and is incorporated herein by reference.

Financial Statements and Exhibits.

Reference is made to the disclosure in Item 9.01 of this Current Report, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure in the section of this Current Report entitled “Introductory Note” which is incorporated herein by reference to the extend applicable.

Item 3.02 Unregistered Sales of Equity Securities.

The offer and sale of the (i) shares of Holdings Series B Preferred Stock issued to the PIPE Investors in the PIPE Investments and the shares of Common Stock issuable upon conversion of such shares (the “Conversion Shares”) and (ii) PIPE Warrants issued to the PIPE Investors and the shares of Common Stock issuable upon exercise of such warrants, was and will be made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The issuance of the 400,000 RSUs to the Key Employees was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The issuance of the LifeSci Advisor Shares and the Ladenburg Advisor Shares in connection with the financial advisory and investment banking services provided by LifeSci and Ladenburg will be made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Additionally, the issuance of the shares of Holdings Series B Preferred Stock and Holdings Series C Preferred Stock issued to the Sponsor pursuant to the Sponsor Note and the shares of Common Stock issuable upon conversion of such shares, was and will be made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 3.03. Material Modifications to Rights of Security Holders.

Charter and Bylaws

In connection with the consummation of the Business Combination, the Company changed its name to “Cyabra, Inc.,” filed the Charter with the Secretary of State of the State of Delaware on March 26, 2026 and adopted the Bylaws, effective March 26, 2026. Reference is made to the sections of the Proxy Statement/Prospectus entitled “Proposal 2: The Charter Amendment Proposal,” “Proposal 3: The Governance Proposal” and “Description of the Combined Company’s Securities,” beginning on pages 140, 141 and 215 of the Proxy Statement/Prospectus, respectively, which are incorporated herein by reference.

Holdings Series A Preferred Stock

In connection with the Closing, on March 26, 2026, the Company filed the Series A Convertible Preferred Stock Certificate of Designation (as corrected by the Certificate of Correction (the “Certificate of Correction”) filed with the State of Delaware on March 27, 2026, the “Series A Certificate of Designation”) with the Secretary of State of the State of Delaware designating 3,061 shares of Holdings Series A Preferred Stock. The following is a summary of the principal terms of the Holdings Series A Preferred Stock as set forth in the Series A Certificate of Designation.

Dividends

The holders of Holdings Series A Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of Common Stock, when and if actually paid.

Voting Rights

The holders of Holdings Series A Preferred Stock will vote together with the holders of Common Stock on an as-converted basis, provided, that the number of votes allowed to a holder of Holdings Series A Preferred Stock may not exceed the beneficial ownership limitation described herein.

As long as any shares of Holdings Series A Preferred Stock are outstanding, the Company may not, without the approval of a majority of the then outstanding shares of Holdings Series A Preferred Stock, amend the Series A Certificate of Designation, the Charter or other charter documents if such amendment would increase or decrease the aggregate number of authorized shares of Holdings Series A Preferred Stock, increase or decrease the par value of the shares of Holdings Series A Preferred Stock or alter or change the powers, preferences, or special rights of the shares of Holdings Series A Preferred Stock so as to affect them adversely.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the then holders of the Holdings Series A Preferred Stock are entitled to receive out of the assets available for distribution to stockholders of the Company an amount equal to the stated value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon, prior and in preference to the Common Stock and all other Common Stock equivalents (other than those securities which are explicitly senior).

Conversion

Each share of Holdings Series A Preferred Stock will be convertible, at any time and from time to time from and after its issuance date at the option of the holder, into that number of shares of Common Stock (subject to the beneficial ownership limitation (as described below) determined by dividing the Series A Stated Value (as defined below) of such share of Holdings Series A Preferred Stock by the Series A Conversion Price (as defined below).

In addition, any time that the Company grants, issues, or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities, or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holdings Series B Preferred Stock holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon complete conversion of such holder’s Holdings Series B Preferred Stock (without regard to any limitations on exercise hereof, including, without limitation, the beneficial ownership limitation) immediately before the date on which a record is taken for the grant, issuance, or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue, or sale of such Purchase Rights (provided, however, to the extent that the holder’s right to participate in any such Purchase Right would result in the holder exceeding the beneficial ownership limitation, then the holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the holder until such time, if ever, as its right thereto would not result in the holder exceeding the beneficial ownership limitation).

Beneficial Ownership Limitation

The Holdings Series A Preferred Stock cannot be converted to Common Stock if the holder and its affiliates would beneficially own more than 9.99% of the outstanding Common Stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to the Company, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Preemptive Rights

No holders of Holdings Series A Preferred Stock will, as holders of Holdings Series A Preferred Stock, have any preemptive rights to purchase or subscribe for Common Stock or any of our other securities.

Redemption

The shares of Holdings Series A Preferred Stock are not redeemable by the Company.

Transfer Restrictions

A holder of Holdings Series A Preferred Stock may only sell, transfer or otherwise dispose of its shares of Holdings Series A Preferred Stock to an affiliate of the holder.

Trading Market

There will be no established trading market for any of the Holdings Series A Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Holdings Series A Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Holdings Series A Preferred Stock will be limited.

For purposes of the Holdings Series A Preferred Stock:

“Common Stock Equivalents” means any securities of Holdings or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock;

“Series A Conversion Price” means $3.5357 (subject to adjustment for stock dividends, stock splits, certain subsequent sales of options, common stock or Common Stock Equivalents); and

“Series A Stated Value” means $1,000 per share of Holdings Series A Preferred Stock.

Holdings Series B Preferred Stock

In connection with the Closing, on March 26, 2026, the Company filed the Series B Convertible Preferred Stock Certificate of Designation (“Series B Certificate of Designation”) with the Secretary of State of the State of Delaware designating 13,330 shares of Holdings Series B Preferred Stock. The following is a summary of the principal terms of the Holdings Series B Preferred Stock as set forth in the Series B Certificate of Designation.

Dividends

The holders of Holdings Series B Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of Common Stock, when and if actually paid.

Voting Rights

The holders of Holdings Series B Preferred Stock will have no voting rights. As long as any shares of Holdings Series B Preferred Stock are outstanding, the Company may not, without the approval of a majority of the then outstanding shares of Holdings Series B Preferred Stock, amend the Series B Certificate of Designation, the Charter or other charter documents if such amendment would increase or decrease the aggregate number of authorized shares of Holdings Series B Preferred Stock, increase or decrease the par value of the shares of Holdings Series B Preferred Stock or alter or change the powers, preferences, or special rights of the shares of Holdings Series B Preferred Stock so as to affect them adversely.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the then holders of the Holdings Series B Preferred Stock are entitled to receive out of the assets available for distribution to stockholders of the Company an amount equal to the stated value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon, prior and in preference to the Common Stock and all other Common Stock equivalents (other than those securities which are explicitly senior).

Conversion

Each share of Holdings Series B Preferred Stock will be convertible, at any time and from time to time from and after its issuance date at the option of the holder, into that number of shares of Common Stock (subject to the beneficial ownership limitation (as described below) determined by dividing the Series B Stated Value (as defined below) of such share of Holdings Series B Preferred Stock by the Series B Conversion Price (as defined below).

In addition, any time that the Company grants, issues, or sells any Common Stock Equivalents or Purchase Rights, then the Holdings Series B Preferred Stock holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon complete conversion of such holder’s Holdings Series B Preferred Stock (without regard to any limitations on exercise hereof, including, without limitation, the beneficial ownership limitation) immediately before the date on which a record is taken for the grant, issuance, or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue, or sale of such Purchase Rights (provided, however, to the extent that the holder’s right to participate in any such Purchase Right would result in the holder exceeding the beneficial ownership limitation, then the holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the holder until such time, if ever, as its right thereto would not result in the holder exceeding the beneficial ownership limitation).

Beneficial Ownership Limitation

The Holdings Series B Preferred Stock cannot be converted to Common Stock if the holder and its affiliates would beneficially own more than 9.99% of the outstanding Common Stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to the Company, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Preemptive Rights

No holders of Holdings Series B Preferred Stock will, as holders of Holdings Series B Preferred Stock, have any preemptive rights to purchase or subscribe for Common Stock or any of our other securities.

Redemption

The shares of Holdings Series B Preferred Stock are not redeemable by the Company.

Transfer Restrictions

A holder of Holdings Series B Preferred Stock may only sell, transfer or otherwise dispose of its shares of Holdings Series B Preferred Stock to an affiliate of the holder.

Trading Market

There will be no established trading market for any of the Holdings Series B Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Holdings Series B Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Holdings Series B Preferred Stock will be limited.

For purposes of the Holdings Series B Preferred Stock:

“Common Stock Equivalents” means any securities of Holdings or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock;

“Series B Conversion Price” means $10.00 (subject to adjustment for stock dividends, stock splits, certain subsequent sales of options, common stock or Common Stock Equivalents); and

“Series B Stated Value” means $1,000 per share of Holdings Series B Preferred Stock.

Holdings Series C Preferred Stock

In connection with the Closing, on March 26, 2026, the Company filed the Series C Convertible Preferred Stock Certificate of Designation (“Series C Certificate of Designation”) with the Secretary of State of the State of Delaware designating 10,660 shares of Holdings Series C Preferred Stock. The following is a summary of the principal terms of the Holdings Series C Preferred Stock as set forth in the Series C Certificate of Designation.

Dividends

The holders of Holdings Series C Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of Common Stock, when and if actually paid.

Voting Rights

The holders of Holdings Series C Preferred Stock will have no voting rights. As long as any shares of Holdings Series C Preferred Stock are outstanding, the Company may not, without the approval of a majority of the then outstanding shares of Holdings Series C Preferred Stock, amend the Series C Certificate of Designation, the Charter or other charter documents if such amendment would increase or decrease the aggregate number of authorized shares of Holdings Series C Preferred Stock, increase or decrease the par value of the shares of Holdings Series C Preferred Stock or alter or change the powers, preferences, or special rights of the shares of Holdings Series C Preferred Stock so as to affect them adversely.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the then holders of the Holdings Series C Preferred Stock are entitled to receive out of the assets available for distribution to stockholders of the Company an amount equal to the stated value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon, prior and in preference to the Common Stock and all other Common Stock equivalents (other than those securities which are explicitly senior).

Conversion

Each share of Holdings Series C Preferred Stock will be convertible, at any time and from time to time from and after its issuance date at the option of the holder, into that number of shares of Common Stock (subject to the beneficial ownership limitation determined by dividing the Series C Stated Value (as defined below) of such share of Holdings Series C Preferred Stock by the Series C Conversion Price (as defined below).

In addition, any time that the Company grants, issues, or sells any Common Stock Equivalents or Purchase Rights, then the Holdings Series C Preferred Stock holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon complete conversion of such holder’s Holdings Series C Preferred Stock (without regard to any limitations on exercise hereof, including, without limitation, the beneficial ownership limitation) immediately before the date on which a record is taken for the grant, issuance, or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue, or sale of such Purchase Rights (provided, however, to the extent that the holder’s right to participate in any such Purchase Right would result in the holder exceeding the beneficial ownership limitation, then the holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the holder until such time, if ever, as its right thereto would not result in the holder exceeding the beneficial ownership limitation).

Beneficial Ownership Limitation

The Holdings Series C Preferred Stock cannot be converted to Common Stock if the holder and its affiliates would beneficially own more than 9.99% of the outstanding Common Stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to the Company, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Preemptive Rights

No holders of Holdings Series C Preferred Stock will, as holders of Holdings Series C Preferred Stock, have any preemptive rights to purchase or subscribe for Common Stock or any of our other securities.

Redemption

The shares of Holdings Series C Preferred Stock are not redeemable by the Company.

Transfer Restrictions

A holder of Holdings Series C Preferred Stock may only sell, transfer or otherwise dispose of its shares of Holdings Series C Preferred Stock to an affiliate of the holder.

Trading Market

There will be no established trading market for any of the Holdings Series C Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Holdings Series C Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Holdings Series C Preferred Stock will be limited.

For purposes of the Holdings Series C Preferred Stock:

“Common Stock Equivalents” means any securities of Holdings or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock;

“Series C Conversion Price” means $2.4586; and

“Series C Stated Value” means $1,000 per share of Holdings Series C Preferred Stock.

This summary is qualified in its entirety by reference to the full text of the Charter, Bylaws, Series A Certificate of Designation, Series B Certificate of Designation and Series C Certificate of Designation which are attached as Exhibits 3.1, 3.2, 3.3, 3.4, and 3.5 hereto, respectively, and are incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On March 27, 2026, in connection with the consummation of the Business Combination, the audit committee of the Board approved the appointment of Somekh Chaikin, a member firm of KPMG International (“KPMG”), as the Company’s independent registered public accounting firm subject to completion of KPMG’s client acceptance procedures. KPMG served as Cyabra’s independent registered public accounting firm prior to the Closing. Accordingly, CBIZ CPAs P.C. (“CBIZ”), Holdings’ independent registered public accounting firm was informed that it would be not be retained to serve as the Company’s independent registered public accounting firm following completion of the Business Combination. The termination of the engagement of CBIZ was approved by the Company’s audit committee.

The report of CBIZ on the financial statements of Holdings as of December 31, 2025 and 2024 and for the year ended December 31, 2025 and for the period from July 16, 2024 (Inception) to December 31, 2024 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, other than an explanatory paragraph regarding the substantial doubt about Holdings’ ability to continue as a going concern.

During the period from July 16, 2024 (Inception) to December 31, 2024, year ended December 31, 2025 and the subsequent interim period through March 27, 2026, there were no disagreements with CBIZ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of CBIZ, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. During the period from July 16, 2024 (Inception) to December 31, 2024, year ended December 31, 2025 and the subsequent interim period through March 27, 2026, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided CBIZ with a copy of the foregoing disclosure and requested CBIZ to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made therein. A copy of such letter furnished by CBIZ is filed as Exhibit 16.1 to this Current Report.

During the Company’s two most recent fiscal years and the subsequent interim period through March 27, 2026, neither the Company nor anyone on its behalf consulted with KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and its related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01. Changes in Control of Registrant.

Reference is made to the section of the Proxy Statement/Prospectus entitled “Proposal 1: The Merger Proposal” beginning on page 109 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Further reference is made to the section entitled “Introductory Note” and in Item 2.01 of this Current Report, each of which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

Yosef Eichorn resigned as a member of the Board effective at the Effective Time. In accordance with the Merger Agreement, on March 27, 2026, effective at the Effective Time, the following individuals were appointed to the Board: (i) Class I directors - Michael Pompeo and James Flanagan, (ii) Class II directors - Michael Madon and Sonny Vu, and (iii) Class III directors - Josette Sheeran, Yossef Daar and Dan Brahmy.

Reference is made to the section of the Proxy Statement/Prospectus entitled “Executive Officers and Directors of Cyabra and Executive Officers of the Combined Company” beginning on page 191 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

On the Closing Date, the Company’s audit committee consisted of James Flanagan, Michael Madon and Sonny Vu, with Mr. Flanagan serving as the chair of the committee. The Board determined that each member of the audit committee qualifies as an independent director under the independence requirements of the Sarbanes-Oxley Act of 2002, as amended, Rule 10A-3 under the Exchange Act, and the applicable Nasdaq listing requirements and that James Flanagan qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K, and which member or members possess financial sophistication, as defined under the rules of The Nasdaq Stock Market LLC (the “Nasdaq Stock Market”).

On the Closing Date, the Company’s compensation committee consisted of Sonny Vu, James Flanagan and Michael Pompeo, with Mr. Vu serving as chair of the committee. The Board determined that each member of the compensation committee is “independent” as defined under the applicable Nasdaq Stock Market requirements and SEC rules and regulations.

On the Closing Date, the Company’s nominating and corporate governance committee consisted of Michael Madon, Sonny Vu and James Flanagan, with Mr. Madon serving as chair of the committee. The Board determined that each member of the nominating and corporate governance committee is “independent” as defined under the applicable Nasdaq Stock Market requirements and SEC rules and regulations.

Employment Agreements

Reference is made to the section of the Proxy Statement/Prospectus entitled “Executive Officers and Directors of Cyabra and Executive Officers and Directors of the Combined Company–Employment Agreements,” beginning on page 197 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Executive Officers

In accordance with the Merger Agreement, on March 27, 2026, the Board appointed the following officers of the Company, effective at the Effective Time:

Name	Position
Dan Brahmy	Chief Executive Officer
Yossef Daar	Chief Product Officer
Ido Shraga	Chief Technology Officer
Emmanuel Heymann	Chief Revenue Officer
Yael Sandler	Chief Financial Officer

The disclosure set forth in Item 2.01 of this Current Report under the headings “Executive Compensation,” “Director Compensation,” “Certain Relationships and Related Transactions” and “Indemnification of Directors and Officers” is incorporated in this Item 5.02 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reference is made to the disclosure set forth in Item 3.03 of this Current Report, which is incorporated into this Item 5.03 by reference.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, Trailblazer ceased to be a shell company upon the Closing. The material terms of the Business Combination are described in the section of the Proxy Statement/Prospectus entitled “Proposal 1: The Merger Proposal,” beginning on page 109 of the Proxy Statement/Prospectus and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 27, 2026, the Company issued a press release announcing the Closing. The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. The foregoing (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The audited consolidated financial statements of Cyabra as of and for the year ended December 31, 2024 are included in the Proxy Statement/Prospectus on pages F-68 through F-73, and are incorporated herein by reference. The audited consolidated financial statements of Cyabra as of and for the year ended December 31, 2025 are filed herewith and attached hereto as Exhibit 99.2, and are incorporated herein by reference.

(b)	Pro forma financial information.

The unaudited pro forma financial statements as of and for the year ended December 31, 2025 are filed herewith and attached hereto as Exhibit 99.3, and are incorporated herein by reference.

(d) Exhibits.

Exhibit	Description	Schedule/ Form	File Number	Exhibit	File Date
2.1	Merger Agreement, as amended.	S-4/A	333-283153	2.1	January 13, 2026
3.1*	Certificate of Incorporation of Cyabra, Inc.
3.2	Bylaws of Cyabra, Inc.	S-4/A	333-283153	3.7	January 13, 2026
3.3*	Certificate of Designation of Holdings relating to the Series A Convertible Preferred Stock.
3.4*	Certificate of Designation of Holdings relating to the Series B Convertible Preferred Stock.
3.5*	Certificate of Designation of Holdings relating to the Series C Convertible Preferred Stock.
10.1	Parent Support Agreement, dated July 22, 2024.	8-K	001-41668	10.1	July 23, 2024
10.2	Company Support Agreement, dated July 22, 2024.	8-K	001-41668	10.2	July 23, 2024
10.3	Form of Lock-up Agreement.	8-K	001-41668	10.3	July 23, 2024
10.4†*	Cyabra, Inc. 2026 Omnibus Equity Incentive Plan.
10.5†	Form of Incentive Stock Option Grant Agreement under the Cyabra, Inc. 2026 Omnibus Equity Incentive Plan.	S-4/A	333-283153	10.23	December 20, 2024
10.6†	Form of Non-Qualified Stock Option Grant Agreement under the Cyabra, Inc. 2026 Omnibus Equity Incentive Plan.	S-4/A	333-283153	10.24	December 20, 2024
10.7†*	Form of Section 102 Restricted Stock Unit Agreement under the Cyabra, Inc. 2026 Omnibus Equity Incentive Plan.

10.8†	Form of Restricted Stock Unit Agreement under the Cyabra, Inc. 2026 Omnibus Equity Incentive Plan.	S-4/A	333-283153	10.25	December 20, 2024
10.9†	Form of Restricted Stock Award Agreement under the Cyabra, Inc. 2026 Omnibus Equity Incentive Plan.	S-4/A	333-283153	10.26	December 20, 2024
10.10†	Form of Section 3(i) Option Grant Agreement under the Cyabra, Inc. 2026 Omnibus Equity Incentive Plan and 2026 Israeli Sub-Plan.	S-4/A	333-283153	10.27	December 20, 2024
10.11†	Form of Section 102 Option Grant Agreement under the Cyabra, Inc. 2026 Omnibus Equity Incentive Plan and 2026 Israeli Sub-Plan.	S-4/A	333-283153	10.28	December 20, 2024
10.12	Cyabra Share Option Plan.	S-4/A	333-283153	10.29	December 20, 2024
10.13	U.S. Addendum to Cyabra Share Option Plan.	S-4/A	333-283153	10.30	December 20, 2024
10.14	Facility Agreement, dated May 30, 2022, between Cyabra and Bank Hapoalim B.M.	S-4/A	333-283153	10.31	January 13, 2026
10.15	Offer of Employment, dated December 29, 2022 by and between Cyabra Strategy Inc. and Emmanuel Heymann.	S-4/A	333-283153	10.36	January 13, 2026
10.16	Employment Agreement dated June 18, 2024 by and between Cyabra Strategy Ltd. and Yael Sandler.	S-4/A	333-283153	10.37	January 13, 2026
10.17	Amendment to Offer of Employment, by and between Cyabra Strategy Inc. and Emmanuel Heymann, dated August 15, 2024.	S-4/A	333-283153	10.38	January 13, 2026
10.18	Form of Indemnification Agreement.	S-4/A	333-283153	10.39	January 13, 2026
10.19	Registration Rights Agreement, dated March 27, 2026, between Trailblazer Holdings, Inc. and certain investors.
10.20	Offer of Employment, dated February 10, 2025 by and between Cyabra Strategy Inc. and Dan Brahmy.	S-4/A	333-283153	10.40	January 13, 2026
10.21	Amendment to Employment Agreement dated February 10, 2025 by and between Yossef Daar and Cyabra Strategy Ltd.	S-4/A	333-283153	10.41	January 13, 2026
10.22	Amendment to Employment Agreement dated February 10, 2025 by and between Ido Shraga and Cyabra Strategy Ltd.	S-4/A	333-283153	10.42	January 13, 2026
10.23	Securities Purchase Agreement dated December 18, 2025, between Trailblazer Holdings, Inc. and certain purchasers.	S-4/A	333-283153	10.45	January 13, 2026
10.24	Registration Rights Agreement dated December 18, 2025, between Trailblazer Holdings, Inc. and certain purchasers.	S-4/A	333-283153	10.46	January 13, 2026

10.25*	Form of Common Stock Purchase Warrant.
10.26	Deferred Fee Agreement, dated October 28, 2025.	8-K	001-41668	10.1	November 3, 2025
10.27	Amendment to Advisory Agreement, dated October 28, 2025.	8-K	001-41668	10.2	November 3, 2025
10.28	LifeSci Advisory Agreement, dated October 28, 2025.	8-K	001-41668	10.3	November 3, 2025
10.29	Ladenburg Advisory Agreement dated October 28, 2025.	8-K	001-41668	10.4	November 3, 2025
10.30	Note Issuance Agreement among Cyabra, Trailblazer Merger Corporation I, Trailblazer Holdings, Inc. and Lowenstein Sandler LLP.	S-4/A	333-283153	10.52	January 13, 2026
10.31	Note Issuance Agreement among Cyabra, Trailblazer Merger Corporation I, Trailblazer Holdings, Inc. and Loeb & Loeb LLP.	S-4/A	333-283153	10.53	January 13, 2026
10.32*	Promissory Note, dated February 4, 2026.
10.33*	Promissory Note, dated March 9, 2026.
10.34*	Amendment to Employment Agreement, dated March 16, 2026, between Cyabra, Inc. and Yossef Daar.
10.35*	Amendment to Employment Agreement, dated March 16, 2026, between Cyabra, Inc. and Ido Shraga.
10.36*	Lock-up Agreement, dated March 27, 2026.
16.1*	Letter to Securities and Exchange Commission from CBIZ CPAs P.C., dated March 30, 2026.
21.1*	List of Subsidiaries.
99.1*	Press Release, dated March 27, 2026.
99.2*	Cyabra Strategy Ltd. audited condensed financial statements for the year ended December 31, 2025, and the notes related thereto.
99.3*	Unaudited pro forma financial statements of Trailblazer Merger Corporation I and Cyabra Strategy Ltd.

*	Filed herewith.

†	Annexes, schedules and exhibits to this Exhibit omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2026

CYABRA, INC.

By:	/s/ Dan Brahmy
Name:	Dan Brahmy
Title:	Chief Executive Officer